Exhibit 99.1

SPINAL DYNAMICS CORPORATION
SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned stockholder hereby appoints Vincent E. Bryan, Jr. and Charles R. Clark, III and each of them as proxies, each with full power of substitution, to vote as designated below all shares of common stock and preferred stock of Spinal Dynamics Corporation held of record as of ____________, 2002, which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders to be held on ____________, 2002, at 10:00 a.m., local time, at the offices of Perkins Coie LLP, located at 1201 Third Avenue, Suite 4800, Seattle, WA 98101, and at any adjournment or adjournments thereof, upon the following matters:

         Proposal to approve and adopt the Agreement and Plan of Merger providing for the combination of Spinal Dynamics Corporation and Medtronic, Inc. to be effected through merger of either (i) Spinal Dynamics Corporation with and into Medtronic Sofamor Danek, Inc., a wholly owned subsidiary of Medtronic, with Medtronic Sofamor Danek, Inc. to be the surviving corporation and a wholly owned subsidiary of Medtronic, Inc. or (ii) MSD Merger Corp. with and into Spinal Dynamics Corporation, with Spinal Dynamics Corporation to be the surviving corporation and a wholly owned subsidiary of Medtronic, Inc., a copy of which Agreement and Plan of Merger is attached as Annex A to the Proxy Statement/Prospectus for the Special Meeting.

FOR	AGAINST	ABSTAIN

         Proposal to increase the number of authorized shares of Series D convertible preferred stock of Spinal Dynamics from 4,126,113 shares to 4,878,611 shares to enable Spinal Dynamics Corporation, if required by the terms of the Agreement and Plan of Merger, to issue to Medtronic, Inc. 799,232 shares of Series D convertible preferred stock as described in the Agreement and Plan of Merger, a copy of which Agreement and Plan of Merger is attached as Annex A to the Proxy Statement/Prospectus for the Special Meeting.

FOR	AGAINST	ABSTAIN

(Continued and to be signed and dated on the other side)

         This proxy will be voted as specified by the stockholder, but if no choice is specified, this proxy will be voted FOR approval and adoption of the Agreement and Plan of Merger and the increase in the authorized number of shares of Series D convertible preferred stock. If this proxy is not returned, the effect will be a vote against the Merger. The persons acting as proxies will have discretion to vote on any other matters properly presented for consideration at the Special Meeting or any adjournment or adjournments thereof in accordance with their best judgment.

         IMPORTANT: Please sign exactly as name or names appear on this Proxy. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. When signing as a corporation or a partnership, please sign in the name of the entity by an authorized person.

Dated:______________________

(Please sign name exactly as it appears hereon)

(Signature of joint owner, if any)

PLEASE MARK, DATE, SIGN AND RETURN THIS
PROXY IN THE ENCLOSED PROXY RETURN
ENVELOPE, WHICH REQUIRES NO POSTAGE IF
MAILED IN THE UNITED STATES. IF AN
ENVELOPE IS NOT ENCLOSED OR HAS BEEN
MISPLACED, PLEASE RETURN THIS COMPLETED
PROXY TO RICK WYPYCH, DIRECTOR OF FINANCE
AND ADMINISTRATION AT SPINAL DYNAMICS
CORPORATION, 9655 S.E. 36TH STREET, SUITE
110, MERCER ISLAND, WA 98040.